CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-298473 on Form S-6 of our report dated October 20, 2026, relating to the financial statement of FT 13302, comprising Income Dividend Equity Allocation (IDEA) Portfolio, Series 51, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 20, 2026